Exhibit 99.7

RITE AID CORPORATION

ATTN: BYRON PURCELL

30 HUNTER LANE

CAMP HILL, PA 17011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August, 8, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August, 8, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors unanimously recommends that you vote FOR Proposals 1, 2 and 3.	For	Against	Abstain

1   The proposal to adopt the Agreement and Plan of Merger, dated as of February 18, 2018 (the “Merger Agreement”), among Albertsons Companies, Inc., Ranch Acquisition Corp., Ranch Acquisition II LLC and Rite Aid Corporation (“Rite Aid”), as it may be amended from time to time.

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2   The proposal to approve, by means of a non-binding, advisory vote, compensation that will or may become payable to Rite Aid’s named executive officers in connection with the merger contemplated by the Merger Agreement.

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3   The proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

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For address change/comments, mark here. (see reverse for instructions)			☐
	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. In order for this proxy to be valid, it must be signed. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: In their discretion, the proxies are also authorized to vote on any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000385011_1    R1.0.1.17        02    0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com

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RITE AID CORPORATION

Special Meeting of Stockholders

August 9, 2018 at 8:30 a.m., Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint John T. Standley, Darren W. Karst and James J. Comitale, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RITE AID CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, on August 9, 2018 at 8:30 a.m., Eastern Time and any adjournment or postponement thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, THIS PROXY CARD WILL BE VOTED IN THE NAMED PROXIES’ DISCRETION ON SUCH MATTER.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000385011_2    R1.0.1.17